FAIRPLAY COMMERCIAL CONDOMINIUM
COMMERCIAL LEASE

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Leased Premises on the terms and conditions set forth in this Commercial Lease Agreement, hereinafter referred to as "Lease".

"FUNDAMENTAL LEASE PROVISIONS"

"Date of Lease": July 19, 2016

Location: 100 S. Platte Dr., Fairplay, CO 80440

"Leased Premises": Fairplay Commercial Condominium, Space 11 & 12

Landlord: Platt River Drive, LLC
Tenant: GrowGeneration Pueblo Corp

"Base Lease Term": August 1, 2016 through July 31, 2018

"Date of Possession": Upon mutual execution of this Agreement and delivery of payment due at lease signing as described below.

"Rent Commencement Date": August 1, 2016

"Fixed Initial Minimum Annual Rent": $ 21,600.00 per annum
"Fixed Minimum Monthly Installment of Rent": One-Twelfth of Annual Rent= $1,800.00
"Association dues": $ 100.00 per month
"Initial Monthly Tax Payment": $ 270.00 per month
"Security Deposit": $ 1,800.00 shall be paid at time of lease commencement
"Last Month's Rent": $ 2,170.00 shall be paid at time of lease commencement

Base Rent:	$	1,800.00
Association Dues:	$	100.00
Monthly Tax Payment:	$	270.00
Total Monthly Rent Payment:	**$**	**2,170.00**

Security Deposit:	$	1,800.00
First Month's Rent:	$	2,170.00
Last Month's Rent:	$	2,170.00
Total Due at Lease Signing:	**$**	**6,140.00**

Use of Leased Premises: Hydroponic Gardening Retail

Tenant's Trade Name: GrowGeneration

Address for Notices: Landlord: Platt River Drive, LLC
Po Box 2069
Breckenridge, CO 80424

Tenant: GrowGeneration
609 E. Enterprise Dr., Suite 150
Pueblo West, CO 81007
Email: Darren@growgeneration.com
Phone: 914-924-1235

The following addenda are attached hereto and made a part hereof:

Additional Provisions on Page 21 of this lease

The Fundamental Lease Provisions are an integral part of this Lease and

each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the Fundamental Lease Provision shall control.

Section 1. Leased Premises.

A. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, space within a building, commonly known as address, 11 & 12 Fairplay Commercial Condominiums, Fairplay, Colorado. For purposes of determining square footage as used herein, the Leased Premises shall include all area of the Leased Premises as measured from the outside of the exterior walls of said Leased Premises, except where such walls are a common wall with another Tenant, in which case such measurement shall be from the middle of the interior of such common wall.

Section 2. Term.

A. The Base Lease Term of this Lease shall commence at 12:01 a.m. on the first day of the Base Lease Term and shall terminate at 11:59 p.m. on the last day of the Base Lease Term, as set forth in the Fundamental Lease Provisions. Landlord estimates that tender of possession of the Leased Premises shall take place on or before the date set forth in the Fundamental Lease Provisions as the Date of Possession, but Landlord shall not be liable in any manner for failure to do so for any reason whatsoever; provided, however, in the event Landlord has not so tendered such possession within six (6) months subsequent to the Date of Possession, Tenant may terminate this Lease at any time within ten (10) days thereafter upon written notice to Landlord.

B. Tenant's obligation to pay rent, and all other sums and charges reserved unto Landlord hereunder, shall commence upon the Rent Commencement Date set forth in the Fundamental Lease Provisions. However, regardless of the "Date of Possession" or the "Commencement of Rent" or the date of the "Lease Term," Landlord and Tenant shall be first bound to all other rights and duties accruing under this Lease upon the latter date of execution of this Lease by Landlord and Tenant which date shall be known as the "Date of Lease".

C. Tenant shall have 0 option of 0 years to extend the term of this Lease under the same terms and conditions of this Lease except as provided below and provided each of the following conditions are fully satisfied:

(1) At the time of exercising an option, the Tenant is not in default of this Lease and this Lease has not been terminated according to its terms, and

(2) An Option shall only be exercisable within the following time frames and time is of the essence hereof and any other attempt to exercise an option shall be void and of no effect. The Tenant must deliver to the Landlord written notice of its intent to exercise an upcoming option no earlier than 180 days and no later than 90 days prior to termination of the then existing Base Term or Option, and

(3) Prior to the beginning of an Option, the Landlord and the Tenant have agreed, in writing, to a rental rate for the term of the Option. The Parties may agree upon any rate or method of determining the rental rate as they see fit.

(i) Should the Tenant fail to exercise the first option, then any subsequent options, if any, shall be deemed terminated and void for all purposes. Once the Tenant elects to exercise an option, and once the Landlord and Tenant agree to a rental rate, or once a rental rate is established by arbitration or judicial process, then should the Tenant fail to further exercise its option and perform all duties and obligations thereunder, then the Landlord, in addition to any other remedy shall be entitled to specific performance. Should arbitration or judicial process be necessary to establish a rental rate, and should the lease term expire prior to a decision, then the lease or option shall be deemed extended on a month to month basis upon the same rental rate and other terms and conditions as established in the immediately preceding term and the month

to month shall continue until a final unappealable resolution has been reached.

Section 3. Rent.

A. (1) Tenant shall pay to Landlord at the address of Landlord as set forth in the Fundamental Lease Provisions, or at such other place designated by Landlord, without prior demand therefor, and without any deduction or setoff whatsoever, and as "Fixed Initial Minimum Annual Rent" (subject to adjustment as set forth in this Lease) the amount set forth and designated as Fixed Initial Minimum Annual Rent in the Fundamental Lease Provisions, payable in monthly installments, in advance, in the initial amount as set forth in the Fundamental Lease Provisions as Fixed Minimum Monthly Installment of Rent.

(2) Fixed Initial Minimum Annual Rent shall be at the rental rate of $21,600.00 "Fixed Initial Minimum Rent."

(3) On the first annual anniversary of this Lease from the Rent Commencement Date, and on each yearly anniversary thereafter until this Lease is terminated, the Fixed Minimum Annual Rent shall be adjusted and changed as follows: The Fixed Minimum Rent for August 1, 2016 to July 31, 2018 shall be $21,600.00.

(4) If the Rent Commencement Date shall occur upon a day other than the First (1st) day of a calendar month, then Tenant shall pay, upon the Rent Commencement Date, a pro rata portion of the Fixed Minimum Monthly Installment of Rent described in the foregoing clause pro-rated on a per diem basis for that month plus the Fixed Minimum Monthly Installment of Rent for the following month.

B. Tenant hereby acknowledges that late payment by Tenant to Landlord of the Fixed Monthly Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Fixed Minimum Monthly Rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee on or before the time set forth herein for the payment thereof then said amount shall be deemed past due, and Tenant shall pay to Landlord a late charge equal to One Hundred Fifty and 00/100 Dollars ($150.00), plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay such Fixed Monthly Rent or other charges when due. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of any such late payment by Tenant. Acceptance of any such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Landlord, at its option, may subtract any such amount so unpaid from any security deposit held by Landlord pursuant to the terms of this Lease.

C. It is the intention of Landlord and Tenant that the Fixed Rent shall be absolutely net to Landlord, and Tenant shall pay all costs, charges, obligations, assessments, and expenses of every kind and nature against, or relating to, the Leased Premises or the use or occupancy thereof, excepting only those obligations specifically assumed by the Landlord under this Lease.

Section 4. Personal Property Taxes and Assessments.

During the term hereof, Tenant shall cause all taxes, assessments and other charges levied upon or against any fixtures and personal property situated in, on or about the Leased Premises to be levied or assessed separately from the Leased Premises and to be paid before the same becomes a lien upon said Leased Premises; provided, however, if for any reason any of such taxes, assessments, or other charges shall not be so separately assessed, Tenant shall nevertheless pay the same as set forth herein, or reimburse Landlord therefor, all within ten (10) days of receipt of billing thereof.

Section 5. Common Facilities and Maintenance Expenses.

A. To the extent available, Landlord hereby grants to customers, patrons, suppliers, employees and invitees of Tenant, a non-exclusive license to use the parking areas at Fairplay Commercial Condominiums as may be owned or controlled by Landlord and as may be specifically designated as parking for Commercial Tenants for the use of parking motor vehicles during the term of this Lease. Landlord reserves the right at any time and from time to time to grant similar non-exclusive use to others; to promulgate rules and regulations relating to the use of the Common Facilities as hereinafter defined, or any part thereof, including reasonable restrictions on parking by Tenants and employees of Tenants, to make changes in parking layout from time to time; to withdraw property from parking use. There are **TWO PARKING SPACES** per Unit per Condo Plat. All Declarations and Covenants must be complied with.

B. Tenant shall be responsible for all interior maintenance and systems.

C. Tenant shall pay to Landlord, in addition to the rent heretofore specified, as further and additional rent, a proportion of the "Operating Costs" of the Common Facilities as such Common Facilities may be adjusted, subtracted from or added to from time to time. For purposes of this paragraph, the "Operating Costs" shall mean the total costs and expenses incurred in operating, repairing, replacing and maintaining the Common Facilities, as hereinafter defined, including, without limitation, gardening and landscaping, costs of public liability and property damage insurance, real property taxes and assessments, cleaning, sweeping, replacements, repairs, line painting, lighting, sanitary control, removal of snow, ice, trash, rubbish, garbage, and other refuse, costs of any public address, loudspeaker or music system, depreciation of machinery and equipment used in such maintenance, reasonable reserves for anticipated expenditures, the cost of personnel to implement such services, to direct parking, and to police the Common Facilities, any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from, statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the leased Premises or the parking facilities, or any other operating or similar costs as may be set forth in any Condominium Declaration or Bylaw recorded or adopted.

D. Tenant shall pay Landlord each calendar month of the term hereof, in advance, the Monthly Tax Payment described in the Fundamental Lease Provisions. Beginning each fiscal year, the Monthly Tax Payment to be made by Tenant shall be adjusted so that the Monthly Tax Payment for the next fiscal year will be equal to an amount reasonably estimated by Landlord to pay the Real Estate Taxes assessed against the Leased Premises.

E. Landlord shall have no responsibility for revising, contesting, or otherwise disputing any assessment for taxes, whether real or personal, nor shall Landlord be responsible for supervision, review, or scrutiny of any service, bill, or fee performed or submitted by any third party who may perform work or services on or about Common Area or Common Facilities.

F. Tenant shall pay any monthly Association dues currently $100.00 per month.

Section 6. Utilities and Fees.

A. Tenant shall pay or cause to be paid, prior to delinquency, all charges for electricity, gas, light, power, and telephones rendered or supplied in connection with the Leased Premises, together with any assessments or surcharges with respect thereto, and shall contract for the same in Tenant's own name, and shall protect Landlord and the Leased Premises from any such charges. Any refunds or rebates to be paid by the utility provider with respect to such service from the Date of Possession until the termination of the Lease shall belong to Tenant.

B. If the usage or possession of the Leased Premises should cause any tap or connection fee, any charge or surcharge, excess use, or other expenses of any nature to be incurred or assessed by any utility company, special district, the Town of Fairplay, or any other utility provider, then that expense shall be paid by Tenant within fifteen (15) days from the date of notice of the assessment.

Section 7. Signs and Fixtures.

A. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements to the building within which the Leased Premises are located, or install or cause to be installed any exterior signs, floor covering, exterior lighting, plumbing fixtures, shades or awnings, radio or television antennae, loud speakers, sound amplifiers or similar devices, or make any changes to the storefront or exterior of the building or of the Leased Premises without first obtaining Landlord's written approval, which consent shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. Tenant shall make no use of the roof.

B. Tenant shall not place or suffer to be placed or maintained on any exterior door, roof, wall or window of the building within which Leased Premises are located any sign, awning or canopy, or advertising matter or other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the said building without first obtaining Landlord's written approval which consent shall not be unreasonably be withheld and provided Tenant shall comply with the Town of Fairplay's sign code and shall abide by any master sign plan approved by the Town as may be implemented by the Landlord or Fairplay Commercial Condominiums Owners Association. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. Tenant shall not place or suffer to be placed any merchandise, equipment or other items outside the Leased Premises or the building within which the Leased Premises are located. Landlord, without liability therefor, at Tenant's cost, may remove, without notice, any item placed, constructed, or maintained that does not comply with the provisions of this paragraph.

C. Tenant shall not permit the use in the Leased Premises of any device or instrument, such as a sound reproduction system, television sets, phonographs, or radios or excessively bright, changing, flashing, flickering, moving lights, or lighting devices or any similar devices, the effect of which shall be audible or visible beyond the confines of the Leased Premises, nor shall Tenant permit any act or thing upon the Leased Premises disturbing to normal sensibilities of other Tenants.

Section 8. Use of Leased Premises - Assignments and Subletting.

A. Tenant shall have the right to use the Leased Premises only for the purpose or purposes expressly set forth in the Fundamental Lease Provisions and for no other purpose. The Leased Premises shall be used only under the trade name set forth in the Fundamental Lease Provisions.

B. Tenant shall not sublet or assign this Lease, whether in whole or in part, or any interest therein, without first obtaining Landlord's written consent.

~~C. If Tenant is a corporation, and if at any time during the term of this Lease any part or all of the corporate shares of stock of Tenant shall be transferred by sale, assignment, operation of law or other disposition (except where shares are transferred on death by bequest or inheritance), or if any transfer or change of any partnership interest occurs if the Tenant is a partnership, Tenant shall promptly notify Landlord in writing of such change. If such transaction shall result in a change in the effective ownership or voting control of Tenant, then it shall be considered an assignment of this Lease.~~

D. Any assignment or sublease in violation of this Lease shall, at the option of Landlord, be voidable. Tenant further agrees to reimburse Landlord for all reasonable expenses incurred by Landlord with respect to any such assignment or subletting, with such expenses in no event to be less than Two Hundred and 00/100 Dollars ($200.00). Additionally, Tenant shall reimburse Landlord directly for all attorney's fees incurred by Landlord with respect to any such assignment or subletting.

Section 9. Security Deposit.

A. Tenant shall have deposited with Landlord as a security deposit, and not as prepaid rent, the sum set forth in the Fundamental Lease Provisions, which sum shall be retained by Landlord, as security for the faithful performance by Tenant of all the terms, covenants and conditions under this Lease by Tenant to be kept and performed. The security deposit shall be returned to Tenant within sixty (60) days of the expiration of this Lease, if Tenant is not then in default. In no event shall such security deposit be in lieu of, constitute, or excuse Tenant from paying, any portion of the Fixed Minimum Rent or other sums or charges to be paid by Tenant hereunder at any time during the term hereof. The taking of such security by Landlord shall in no way be a bar or defense to any action in unlawful detainer or for the recovery of the Leased Premises or for any other action with Landlord may at any time institute for the breach of any term, covenant or condition contained herein.

B. In the event of failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term of this Lease, or any renewals, or extensions thereof, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for any loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount of cash to restore said security to the original sum deposited, and Tenant's failure to do so within three (3) days after receipt of such demand shall constitute a breach of this Lease.

Section 10. Leasehold Priority and Subordination.

A. Tenant agrees that this Lease shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Leased Premises. Further, Tenant agrees, that upon written request of Landlord, Tenant will execute, acknowledge and deliver any and all instruments requested by Landlord which are necessary or proper to effect the subordination of this Lease to any mortgage or deed of trust describing the real property which includes the Leased Premises. In the event of a foreclosure of any mortgage encumbering the Property, the mortgagee thereof shall have the option not to foreclose Tenant's interest hereunder in which case (i) the right of possession of Tenant to the Leased Premises and Tenant's rights arising out of this Lease Agreement shall not be affected or disturbed by the foreclosure, and (ii) in the event that the mortgagee shall agree to the sale of the Leased Premises pursuant to the exercise of any rights and remedies under the mortgage, or otherwise, such sale shall be made subject to this Lease and the rights of the Tenant hereunder and Tenant agrees to attorney to the mortgagee or such person who may acquire title as its new landlord, and the Lease shall continue in full force and effect as a direct lease between Tenant and mortgagee or such other person, upon all the terms, covenants and agreements set forth in this Lease.

B. Tenant shall not mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Leased Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord and any mortgagor or lender of Landlord who may be secured by the Leased Premises or the building in which the Leased Premises is located.

Section 11. Conduct of Business.

A. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, and the building in which the same are situated and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way increase the rate of fire insurance upon the Leased Premises or any other portion of Fairplay Commercial Condominiums. Further, the Tenant represents and warrants that no manufacturer, assembly, construction, fabrication, storage, disposal or any other conduct of its business involves hazardous wastes or materials and that any conduct constituting such action shall be a material breach of this Lease and shall indemnify and hold harmless the Landlord from any clean up, removal,

or any and all remedial actions that may be required as a result of Tenant's conduct. Tenant shall not perform any acts or carry on any practices that may injure any leasable space, building, Common Facility, or other improvement located within Fairplay Commercial Condominiums or be a nuisance or menace to other persons or businesses in the area or disturb the quiet enjoyment of any person. It is further agreed between Landlord and Tenant that Tenant will protect, indemnify, defend and save and keep Landlord, its agents, servants, employees, and/or its successors or assigns forever harmless and indemnified from and against any and all liability, penalties, damages, costs, expenses and attorneys' fees arising out of or by reason of Tenant's failure to prevent any employee, or any other person, from entering upon, or remaining in, any employment or place of employment upon the Leased Premises which is not safe, or which does not comply with the terms of the Occupational Safety and Health Act of 1970 (29 USC Section 651, et seq.) and all other applicable laws pertaining thereto as they may now or hereafter exist and apply to the Leased Premises.

B. Tenant agrees, on behalf of its employees and agents, not to solicit business in any Common Facilities or parking or other common area which may become such by the leasing or licensing to others by Landlord of any property adjoining or near the Leased Premises. Such solicitation shall include, without limitation, distribution of handbills or other advertising media to, in or upon automobiles in the Common Facilities, or parking area or other common areas, the use of pickets in such areas, the use of loud speaker systems which are audible in such areas, and the displaying of any of Tenant's merchandise or the posting of any signs not expressly authorized hereunder in such areas.

~~Section 12. Landlord's Lien.~~

~~Tenant hereby conveys and grants unto Landlord a lien, secured by all of said personal property and trade fixtures at any time in or upon the Leased Premises and Tenant shall execute and deliver unto Landlord, upon request, such instruments and documents as are requested by Landlord to further secure Landlord's security interest therein. Upon the expiration of the Lease Term, and provided Tenant is not in default, Landlord shall execute such release of said lien as may be requested in writing by Tenant. In the event of any default hereunder, Landlord may, in addition to all other rights of Landlord hereunder, and at law or equity, proceed to foreclose upon such lien, and to otherwise levy upon the same.~~

Section 13. No Partnership.

Notwithstanding any other express or implied provision of this Lease, Landlord shall not, in any way or for any purpose, become or be deemed to be a partner of Tenant, in its business or otherwise, or a joint venture, or a member of any joint enterprise with Tenant.

Section 14. Insurance and Hold Harmless.

A. Fire Insurance. During the term hereof, Landlord or Fairplay Commercial Condominiums Owners Association shall keep the buildings and improvements within which the Leased Premises are contained, insured against loss or damage by fire, with extended coverage, by such insurance companies as Landlord shall select and in such amounts as Landlord shall select both in its sole discretion, with loss payable thereunder to Landlord and to any authorized encumbrancer of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests. If the Lease is terminated as a result of damage by fire or casualty as set forth in Section 17, "Fire and Casualty Damage", hereof, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

B. Liability Insurance. Tenant shall, at its cost and expense, at all times during the term of this Lease, maintain and carry for the joint benefit, and in the names of Tenant and Landlord, as co-insureds, with cross liability endorsement, property damage and personal liability insurance by the terms of which Tenant and Landlord shall be indemnified against liability for damage or injury to property or person (including death) occurring on the Leased Premises, or any part thereof, or arising from the use or occupancy thereof, or arising directly or indirectly from any act or omission of Tenant, its employees, agents,

representatives, assigns, or licensees. Such insurance policy or policies, naming Landlord and Tenant as named insureds, shall be carried and maintained on the minimum basis of One Hundred Thousand and 00/100 Dollars ($100,000.00) for damage to property and One Million and 00/100 Dollars ($1,000,000.00) for personal injury to one person and One Million and 00/100 Dollars ($1,000,000.00) for personal injury in any one accident, and Tenant shall deliver to Landlord the certificate of each insurance carrier as to each such insurance policy prior to commencement of the term hereof, and thereafter at least thirty (30) days prior to the expiration of any such policy. In the event the terms of this Lease shall permit the sale of alcoholic beverages from or on the Leased Premises, such insurance as carried by Tenant hereunder shall include dram shop liability insurance. The limits of all insurance carried by Tenant hereunder shall be increased upon the expiration of each twenty-four (24) calendar month period hereafter, at least in proportion to any increase in the Consumer Price Index for all Urban Consumers (all items) for U.S. City Average (Base Period 1982-84=100).

C. Notice. Each insurance policy required by this Section 14, "Insurance and Hold Harmless", shall contain a clause that it cannot be cancelled or reduced in scope without thirty (30) days' prior written notice to Landlord and to any mortgagee or trust deed holder of whom the insurer has been notified in writing.

D. Hold Harmless and Waiver of Claims. Tenant covenants and agrees that Landlord shall not at any time or to any extent whatsoever be liable, responsible or in anywise accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any persons who may at any time be using or occupying or visiting the Leased Premises or be in, on or about the same, or who may be injured as a result of any act, omission or negligence of Tenant, its agents and/or employees, whether arising from the use and/or sale of alcoholic beverages, or otherwise, whether or not such loss, injury, death or damage shall be caused by or in any manner result from or arise out of any act, omission or negligence of Tenant, other tenants, or of any occupant, assignee, subtenant, visitor or user of any portion of the Leased Premise, or from the use or occupancy of the Leased Premises, or arising from any breach or default of Tenant hereunder, and Tenant shall forever indemnify, defend, hold and save Landlord free and harmless of, from and against any and all claims, liability, loss or damage whatsoever, including, but not by way of limitation, attorneys' fees, on account of any loss, injury, death, or damage occurring on the Leased Premise, or arising from the use of the Leased Premises. This provision shall also include any and all costs and expenses of any nature related to any corrective or remedial action, damages, fines, penalties that may be required or imposed due to any violation of any law or regulation concerning the storage, use or disposal of any "hazardous wastes" or materials as may now or hereafter be defined by law.

E. Defense. In case any action or proceeding is brought against Landlord by reason of any claim mentioned in this Article, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding in Landlord's name, if necessary, by counsel for the insurance company, if such claim is covered by insurance, otherwise by counsel approved by Landlord, which approval shall not be unreasonably withheld. Landlord agrees to give Tenant prompt notice of any such claim or proceeding. This provision shall not in any way be affected by the absence of any covering insurance or by the failure or refusal of any insurance company to perform any obligation on its part.

F. Landlord not Responsible for Acts of Others. Except as to acts of negligence of the Landlord, Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Leased Premises or any part of the Leased Premises adjacent to or connecting with the Leased Premises or any other part of *, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Leased Premises or the building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of damage whatsoever. Landlord shall not be liable for any such damage caused by other Tenants or persons in the Leased Premises, occupants of adjacent property or of Fairplay Commercial Condominiums or the public, or caused by operations in

construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Leased Premises or in the building of which they form a part. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of Fairplay Commercial Condominiums as Tenant is herein given the right to use, at Tenant's own risk.

G. Waiver of Subrogation. With respect to loss or damage resulting from any cause insured against by the insurance carried by Landlord and with respect to any insurance which is carried by Tenant, the parties hereto waive any and all rights of recovery against the other and each such party hereby agrees that it shall not make any claim against the other, or seek to recover from the other, for loss of or damage to the other, or its property, or property of others under its control, and each party hereto shall give notice to any insurance carrier of the foregoing waiver of subrogation and obtain a waiver of right to recovery against the other party hereto, its agents and employees. In furtherance of the foregoing, Tenant agrees that in the event of a sale of the Leased Premises by Landlord, the hereinabove waiver of subrogation shall continue in favor of the original Landlord hereunder, and any subsequent landlord, as well as be in favor of any such purchaser, and their respective successors and assigns.

Section 15. Repairs, Maintenance, Alterations, and Removal of Equipment.

A. Tenant shall maintain the Leased Premises and all improvements comprising a part of the Leased Premises, including but not limited to plate glass, doors, or any other improvement within the Leased Premises, in good and clean condition and repair at all times. Tenant shall promptly make all replacements, repairs, and alterations thereto except such as may be required by reason of condemnation or damage by fire or casualty. With regard to repairs, maintenance, or replacements, Tenant expressly waives any right pursuant to any law now existing, or which may be effective during the term hereof, to make them or cause them to be made at Landlord's expense. Tenant shall, at Tenant's expense, make all alterations, repairs, additions, and changes, in or to the Leased Premises required by law or governmental regulation or rule.

B. Tenant shall have the right to make such additions, alterations, changes, and improvements to the Leased Premises as Tenant shall deem necessary or desirable only as approved by Landlord in advance and in writing. No additions, alteration, change or improvement shall be made which will weaken the structural strength, lessen the value of or change the architectural appearance of any building or other construction.

C. Except as provided in Sections 17 and 18 of this Lease relating to fire and casualty damage and condemnation, there shall be no allowance to Tenant for a diminution of rental value, the same shall not constitute an eviction of Tenant in whole or in part and Landlord shall incur no liability whatsoever by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of Fairplay Commercial Condominiums or the Leased Premises or in or to fixtures, appurtenances or equipment thereof or in the taking or storing of material in the Leased Premises in connection therewith and no liability shall be incurred by Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of Fairplay Commercial Condominiums or the Leased Premises, or in or to the fixtures, appurtenances or equipment thereof.

Section 16. Mechanic's Liens.

Tenant agrees to keep all of the Leased Premises and to the extent Tenant has any ability to do so, to keep the entire Fairplay Commercial Condominiums and every part thereof and all buildings and other improvements within which the same are contained free and clear of and from any and all mechanic's, materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the Leased Premises to or on the order of Tenant, and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord and all of the Leased Premises and all buildings and improvements within which the same are contained free and harmless of and from any and all such liens and

claims of liens and suits or other proceedings arising out of materials or services furnished to or on the order of Tenant. Tenant agrees to give Landlord written notice not less than fifteen (15) days in advance of the commencement of any construction, alteration, addition, improvement, installation, or repair costing in excess of Five Hundred and 00/100 Dollars ($500.00) in order that Landlord may post appropriate notices of Landlord's non-responsibility, and, further, to secure, at Tenant's sole cost and expense, a bond indemnifying Landlord and the Leased Premises against all aforesaid liens, with corporate surety and in form satisfactory to Landlord or in lieu of a bond, then the Tenant may provide other assurances to the reasonable satisfaction of the Landlord.

Section 17. Fire and Casualty Damage.

In case of fire or other casualty, Tenant shall give immediate notice to Landlord. If the Leased Premises shall be partially damaged by fire, the elements, or other casualty, Landlord shall repair the same as speedily as practicable, but Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of Landlord, the Leased Premises are so extensively and substantially damaged as to render them untenable, then the rent shall cease until such time as the Leased Premises shall be made tenable by Landlord. However, if, in the opinion of Landlord, which opinion shall be communicated to Tenant by written notice not later than fifteen (15) days after the casualty, the Leased Premises are totally destroyed or so extensively or substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction, and at Landlord's option, the Lease shall be then terminated and declared at an end, or the Leased Premises shall be rebuilt to a condition substantially the same as existed prior to such casualty or fire as speedily as practicable, and all rent payments due hereunder shall abate during the period of reconstruction. In no event, however shall the provisions of this clause become effective or be applicable if the fire or other casualty is the result of negligence or improper conduct of Tenant or Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, Tenant's liability for the payment of rent and the performance of all the covenants and conditions and terms hereof on Tenant's part to be performed shall continue and Tenant shall be liable to Landlord for the damage and loss suffered by Landlord. If Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against Landlord for reimbursement.

Section 18. Condemnation.

A. If title to all or any portion of the Leased Premises be taken by a public or quasi-public authority under any statute or by right of eminent domain or by private purchase in lieu thereof, then the rights of the parties to share in the condemnation award or purchase price thereby resulting shall be governed hereby.

B. Should all or any portion of the Leased Premises be taken in such a manner as to materially interfere with Tenant's use and occupancy thereof, then either party, by giving written notice to the other party within thirty (30) days after such taking, may terminate this Lease as of the date of such notice or should more than fifty percent (50%) of the area of land described in Exhibit "A" hereto be so taken, or should more than twenty percent (20%) of the Leased Premises be so taken, then Landlord, by giving written notice to Tenant within sixty (60) days after such taking, may terminate this Lease as of the date of such notice. In the event of any such taking, Landlord shall be entitled to any and all awards and payments except Tenant shall be entitled to only that portion of any award allocated to the taking of Tenant's fixtures and personal property. None of the awards or payments to Landlord shall be subject to any diminution or apportionment on behalf of Tenant or otherwise.

Section 19. Default.

The Tenant shall be in default of this Lease if the Tenant fails to pay any rent or charge or sum of money when due, and such default shall continue for a period of three (3) days after written notice thereof from Landlord, which

shall be the same as the statutory Demand for Compliance or if Tenant shall default in the performance or observance of any other term, covenant, agreement or obligation of this Lease to be performed or observed by Tenant, and such default shall continue for a period of ten (10) days after written notice thereof by Landlord. If the non-monetary default is of such a nature that it cannot be cured within the ten (10) day cure period, then no default shall be deemed to have occurred if the Tenant within that time begins to cure the default and diligently and continuously pursues and completes the cure. The Tenant shall be in default if any voluntary or involuntary petition or similar pleading under any section or sections of the Bankruptcy Act or any Chapter thereof shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, and the same shall not be dismissed or discharged within thirty (30) days after the date of initiation of any such proceedings, or if Tenant makes any assignment of its property for the benefit of creditors, or should the Leased Premises or any portion thereof or improvement thereon be taken under a levy of execution or attachment in an action against Tenant and such levy, attachment or assignment is not dismissed, and discharged within thirty (30) days after such assignment, or if Tenant shall vacate or abandon the Leased Premise, then Landlord shall have, in addition to any other remedies available at law, without further notice to Tenant, and without barring later election of any other remedy, any one or more of the following remedies:

A. Landlord may require strict performance of all the terms, covenants, agreements and obligations hereof as the same shall accrue, and have the right of action therefor; and/or

B. Landlord may re-enter the Leased Premises with process of law, eject all parties in possession thereof therefrom, and, without terminating this Lease, at any time and from time to time, re-let the Leased Premises or any part thereof or parts thereof for the account of Tenant, or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Leased Premises, and placing the same and the building and improvements within which the same are located in good order and condition and/or repairing or altering the same for reletting and such additional expenses (including commissions and attorneys' fees) paid, assumed or incurred by Landlord in, or in connection with, reletting the Leased Premises, and then to the fulfillment of the terms, covenants, agreements and obligations of Tenant, and Tenant hereby waives any provisions of law otherwise limiting the foregoing provision and other such rights now or hereafter given Tenant under the law; and/or

C. By written notice to Tenant, Landlord may declare this Lease at an end, re-enter the Leased Premises by process of law, eject all parties in possession thereof therefrom and repossess said Leased Premises. Any termination of this Lease by the Landlord after Tenant's default, shall not terminate or avoid the Tenant's obligations to compensate the Landlord for any sums past due or as future rents for the period of the Base Lease Term. Landlord shall have the right to recover from Tenant; (1) the worth, at the time of the award or judgment, the unpaid rent that had been earned at the time of default; and, (2) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; and, (3) the worth, at the time of the award of the amount by which the unpaid rent for the balance of the Base Lease Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have reasonably been avoided; and (4) any other amount, late charges, default interest, and court costs, and attorney fees necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

D. Landlord and Tenant further agree that in the event Tenant breaches this Lease, or any covenant, term, or condition hereunder, and abandons the Leased Premises, or any portion thereof, this Lease shall continue in force and effect for so long as Landlord does not terminate Tenant's right to possession, as set forth in this Lease, and Landlord may enforce all rights and remedies of Landlord including, without limitation, the right to recover rental as it becomes due hereunder. Acts of maintenance or preservation, or efforts to relet the Leased Premises, or the appointment of a receiver upon the initiation of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

E. Any re-entry shall be allowed by Tenant without obstruction, hindrance, or suit, and Landlord shall not be liable in damages for any such re-entry, or be guilty of trespass or forcible entry. No act by Landlord hereunder shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

F. It is further agreed that Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost, and otherwise take such action with respect thereto as Landlord shall deem reasonably necessary and Landlord shall have no liability therefor. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of sum, or if Landlord incurs any expense, including attorneys' fees, in instituting proceedings, or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or expense paid by Landlord, with all interest, costs, and damages, shall be due immediately from Tenant to Landlord at the time the same is paid, and if not so immediately paid by Tenant, shall bear interest as hereinafter provided.

G. Any sums to be paid to Landlord under this Lease not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the date due until paid; provided, however, in no event shall any amount in excess of the maximum lawful rate of interest ever be charged or payable hereunder.

H. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, or equity; and likewise, the exercise by Landlord of any remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other remedy.

Section 20. Surrender of Premises.

A. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture, or otherwise, Tenant shall surrender immediately possession of the Leased Premises and all buildings and improvements within which same are located to Landlord in good and tenable repair, reasonable wear and tear excepted.

B. Upon the termination of this Lease, Tenant, if Tenant is at such time not in default hereunder, shall have the right and obligation to remove from the Leased Premises all furniture, furnishings, signs, and equipment of Tenant then installed or in place in, on or about the Leased Premises; provided, however, Tenant shall make all repairs to the Leased Premises required because of such removal. If any of such property shall remain on the Leased Premises after the end of the term hereof without the written consent of the Landlord, then such property shall be and become, at the option of Landlord, the property of Landlord without any claim therein of Tenant. The cost of removal of any remaining personal property shall be solely that of the Tenant.

C. Subject to any valid subordination, upon termination of this Lease, and if the Tenant is in default of this Lease, then the Landlord may exercise any lien it may have upon the personal property of the Tenant and may seize and hold such property, without liability therefore, until such time that the Tenant cures any default, or until the Landlord disposes of the property which he may do at any time after seizure. If directed so to do so by Landlord, Tenant shall also remove any personal property, improvements, additions or alterations made to the Leased Premises by Tenant even though such improvements by the terms of this Lease become a part of the Leased Premises.

D. This Lease shall terminate and shall become null and void without further notice upon the expiration of the term herein specified, and any holding over by Tenant after such expiration shall not constitute a renewal hereof or give Tenant any rights under this Lease.

E. The Tenant shall have an option to completely terminate this Lease for any reason and without cause provided Tenant pays six (6) months' future rent including all taxes, association dues, assessments, or other obligations coming due regardless of whether any such sums are estimated by the Owners Association or actual along with any and all sums then due and owing whether such sums are payable to Landlord or to third parties such as utilities and the like. All together such payments shall be referenced as the "Termination Option Fee". The right to terminate without additional liability other than the Termination Option

Fee shall further be contingent upon the Tenant paying all sums due therefor and curing any and all defaults, if any, prior to vacating the Premises. Should Tenant fail to pay and satisfy all obligations related to this Termination Option, then any such attempt to terminate or avoid Tenant's obligations shall be null and void and of no effect and Landlord may pursue any and all remedies at law or equity.

Section 21. Force Majeure.

Prosecution of any construction, repairs or rebuilding any building, improvement or other structure herein shall be excused to the extent that the delay is occasioned by the other party, strikes, threats of strikes, blackouts, war, threats of war, bombing, insurrection, invasion, acts of God, calamities, civil commotions, violent action of the elements, fire, action or regulations of any governmental authority, state, law or ordinances, impossibility of obtaining materials, or other matters or things, whether similar or dissimilar to the foregoing, beyond the reasonable control of the obligated party.

Section 22. Estoppel Statements.

Tenant agrees at any time, within five (5) days of any written request therefor, to execute, acknowledge and deliver to Landlord a statement in writing and in the form as may be required by Landlord. Tenant shall also deliver to any prospective institutional lender of Landlord within fifteen (15) days of Landlord's request therefor, from time to time, such specific subordination agreement on lender's form as may be required by such lender.

Section 23. Rights Reserved by Landlord.

A. (1) Tenant agrees to permit Landlord or the authorized representatives of Landlord to enter the Leased Premises at all reasonable times during usual business hours for the purpose of (a) inspecting same and (b) making such repairs or reconstruction required or permitted by Landlord, and (c) performing any work therein that may be necessary by reason of Tenant's default under the terms of this Lease, without prior written notice thereof to Tenant. Landlord shall give 24 hours prior notice of repairs or reconstruction work required in the Leased Premises whenever such is practical and possible. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under the provisions of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. In the event Landlord makes any repairs or maintenance which Tenant has failed to do, the cost thereof plus fifteen percent (15%) thereof to cover administrative and overhead costs incurred by Landlord shall be paid by Tenant to Landlord with the next installment of rental hereunder.

(2) Landlord is hereby given the right during usual business hours to enter the Leased Premises and to exhibit the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, to exhibit the same to any prospective Tenant, and to post any signs on or about the Leased Premises regarding such sale, lease or mortgage.

B. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 24. Restrictions on Use.

A. Tenant acknowledges and agrees that pursuant to the terms hereof Tenant shall have only the right to use the Leased Premises hereby as expressly set forth in and permitted by the Fundamental Lease Provisions and any Addendum of this Lease. No lease, express or implied, is herewith made, and Tenant agrees that it shall not make any use of the Leased Premises (including without limitation the subsurface of the land) other than of the said space thereof as

permitted hereby. Tenant further acknowledges and agrees that it shall have no right of subdivision, separation, or partition of the Leased Premises or any portion thereof from Fairplay Commercial Condominiums, within which the Leased Premises are located. No easements for light and air are included in the Leased Premises.

B. If Tenant violates any of the provisions of this Section, Landlord: (1) may cancel this Lease by giving three (3) days' written notice to Tenant, and/or (2) may pursue any other remedy available at law or equity. The enumeration in this Section of various specific purposes for which the Leased Premises cannot be used or occupied does not, directly or by implication, permit use or occupancy of the Leased Premises for any purpose other than as specifically provided in the Fundamental Lease Provisions or any Addendum to this Lease.

Section 25. Existing and Future Conditions

A. Tenant acknowledges that the Leased Premises are, and shall continue to be subject to easements, covenants, restrictions, and conditions which run with the land, all as set forth in or on Declaration of Covenants, Conditions and Restrictions, Articles, Bylaws, Plat Maps, Master Plans, and the like, and are further subject to all building and zoning laws and other applicable laws or ordinances of the Town of Fairplay, The State of Colorado, Special Districts, and any other governing authority or entity.

B. Landlord makes no representations, and Tenant makes no reliance upon the number or type of Tenants, the percentage of occupancy, or any other factor concerning the economic viability of Tenant's use or occupancy of the Leased Premises or Fairplay Commercial Condominiums.

Section 26. Prohibitions.

In addition to any other prohibitions or restrictions imposed by this Lease, Tenant shall observe the following:

A. No Tenant shall do or permit anything to be done in the building or bring or keep anything therein, which will in any way increase the rate of fire insurance on the building, or on the property kept therein, or obstruct or interfere with other Tenants or those doing business with them, or in any way injure or annoy them or conflict with the laws relating to fires or with the regulations of the fire department, or with any insurance policy upon the building or any part thereof, or conflict with any applicable statutes, rules, or ordinances.

B. Tenant covenants not to operate any coin- or token-operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay telephones, pay lockers, pay toilets, scales, amusement devices, and machines for the sale of beverages, foods, candy, cigarettes, or other commodities, without the prior written consent of Landlord.

C. No animals shall be kept in or about the building.

D. At all times Tenant shall keep the Leased Premises clean and free from rubbish, dirt, snow, and ice.

E. If any additional locks or bolts of any kind are placed upon any of the entrance or interior doors by Tenant, or if any changes be made in existing locks or the mechanisms thereof, then the Tenant shall provide duplicate keys to the Landlord. At the termination of the Lease, the Tenant shall provide the Landlord with all copies of any keys to the Premises, or if Tenant should fail to do so, the Tenant shall be liable for the cost of re-keying the Premises which funds may be deducted from the security deposit or other collected from the Tenant.

F. Tenant agrees that it will not at any time during the demised term, without first obtaining Landlord's consent, install, operate, or maintain in the Leased Premises any electrical equipment which will "overload" the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by the Landlord in light of the overall system

and requirements therefor to the Town of Fairplay, or which does not bear underwriter's approval.

G. Tenant shall not place any rubbish or other matter outside any building within Fairplay Commercial Condominiums, except in such containers as are authorized from time to time by Landlord.

Section 27. Bankruptcy or Insolvency.

A. In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant's obligations hereunder ("guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of any state having jurisdiction ("state law"), or if any proceedings are filed by or against such guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the Property of Tenant or guarantor shall be appointed under state law by reason of Tenant's or guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or guarantor's property for the benefit of creditors under state law; then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of the election to so terminate.

B. In the event that Tenant shall file a Petition for Bankruptcy and a Trustee is thereby appointed, and the Trustee of Tenant shall elect to assume this Lease, such election may only be made if all of the terms and conditions of this section are satisfied. If such Trustee shall fail to elect to assume this Lease, in writing delivered to the Landlord, within sixty (60) days after such Trustee shall have been appointed, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to the Tenant or Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive.

C. No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied:

(1) The Trustee or the Debtor-in-Possession has cured or has provided Landlord adequate assurance (as defined hereunder) that:

i. within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

ii. within thirty (30) days from the date of such assumption the Trustee will cure all nonmonetary defaults under this Lease.

(2) The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance (as defined hereunder) that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the Trustee, or the Debtor-in-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

(3) The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

i. The Trustee or Debtor-in-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent (as may be adjusted pursuant to this Lease) and other monetary charges accruing under this Lease; and

ii. From and after the date of the assumption of this Lease, the Trustee or Debtor-in-Possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder plus the highest amount of the annual percentage rent paid by Tenant to Landlord within the five (5) year period to the date of Tenant's petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly

installments on each day that minimum rent is payable; and

iii. The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

D. For purposes of this section, adequate assurance also shall mean:

(1) Landlord shall determine that the Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease and to keep the Leased Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and

(2) An order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, Trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or nonmonetary defaults under this Lease with the time periods set forth above.

Section 28. Miscellaneous.

A. Loss and Damage. Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of other by theft or otherwise. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant.

B. Lease Binding on Successors. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, and each of their heirs, personal representatives, successors and assigns, subject to the provisions of this Lease. No rights, however, shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or the sublease has been approved by Landlord.

C. Attorneys' Fees. In the event that legal proceedings are brought or commenced to enforce the terms of this Lease, or any dispute arises over the transferability of the Lease, the prevailing party shall be entitled to recover from the other party all costs and expenses of such proceedings, including reasonable attorneys' fees, whether or not any proceedings are prosecuted to judgment.

D. Sale of Leased Premise. The term "Landlord" as used in this Lease shall mean the owner of Landlord's leasehold estate in and to the Leased Premises. If Landlord's interest and estate in and to the Leased Premises are sold or assigned by Landlord, the seller shall be entirely freed, relieved, and discharged of all covenants, agreements, and obligations under this Lease, except those occurring prior to the date of such sale by Landlord, and directly attributable to Landlord's period of ownership of such interest and estate.

E. Notices. Any notice or demand required or permitted by law or by any of the provisions of this Lease shall be in writing. All notices or demands by Landlord to Tenant shall be deemed to have been properly given and effective when served personally on an executive officer, director, or partner of Tenant, or managing employee of Tenant, or on the individual comprising Tenant (as the case may be) or when sent by registered or certified mail, postage prepaid, addressed to Tenant at the address of the Leased Premises, or at the address set forth in the Fundamental Lease Provisions. All notices or demands by Tenant to Landlord shall be deemed to have been properly given if served personally on an executive officer of Landlord, or when sent by registered or certified mail, postage prepaid, addressed to Landlord at the address set forth in the Fundamental Lease Provisions. Either party hereto may change the place to which notices are to be given by advising the other party in writing. If any notice or other document is sent by mail, as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after the mailing thereof. If more than one

Tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service upon all of said Tenants.

F. Section Headings. The headings or captions of Sections in this Lease are for convenience and reference only, and they in no way define, limit, or describe the scope or intent of this Lease or the provisions of such Sections.

G. Gender and Interpretation of Terms and Provisions. As used in this Lease and whenever required by the context thereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders. Landlord and Tenant as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee, or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

H. Time of Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof.

I. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

J. Waiver. No waiver of any breach of the terms, covenants, agreements, restrictions or conditions of this Lease shall be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Lease, nor shall consent to any assignment or sublease be deemed to waive any requirement of consent of Landlord to any other assignment or sublease. The consent or approval of either party to or of any act or matter requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent or similar act or matter.

K. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Regardless of any other provision to the contrary, in the event any court of competent jurisdiction makes a final adjudication to the effect that any portion of this Lease is invalid under the laws of the state within which the Leased Premises are located, or any other applicable law, then in that event, Landlord shall have the sole unrestricted discretion to terminate the entire Lease upon notice thereof to Tenant by reason of such adjudication of invalidity of a portion of this Lease.

L. Other Ownership of Property. Tenant agrees not to cancel its Lease, reduce or abate its rents or pursue any other remedies under this Lease for any violation of this Lease occurring by virtue of any act or omission on or with respect to property not owned by Landlord.

M. Tenant's Acknowledgement of Condition of Leased Premises. Tenant agrees that its acceptance of the Leased Premises evidenced by Tenant's entry into possession thereof shall constitute unqualified proof that the Leased Premises are, as of the date of the commencement of Tenant's occupancy thereof, in a tenable and good condition, that Tenant will take good care thereof, and Tenant hereby waives all rights to make repairs at Landlord's expense.

N. No Option to Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and shall be deemed submitted solely for Tenant's consideration and not for acceptance as an offer from Landlord. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

O. Waiver of Liability. Regardless of any other provision to the contrary, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the lot or parcel of land upon

which the building within which the Leased Premises are located, and subject to prior rights of any mortgagee of the premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

P. Rights of Lenders. Regardless of any other provision to the contrary, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is mailed to Landlord and to all mortgagees and/or trust deed holders of which Tenant has, prior to such notice, been notified in writing. Tenant agrees that any such mortgagee or trust deed holder shall have the right to cure such default on behalf of Landlord within thirty (30) calendar days after receipt of such notice, plus such additional time as is reasonably necessary. Tenant further agrees not to invoke any of its remedies under this Lease until said thirty (30) days have elapsed, or during any period that such mortgagee or trust deed holder is proceeding to cure such default with due diligence, or is taking steps with due diligence to obtain legal right to enter the Leased Premises or adjoining property to cure the default.

Q. Brokers. Each party represents to the other that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee on account of the execution, delivery, and consummation of this Lease. Tenant hereby agrees to indemnify Landlord and to hold Landlord free and harmless of and from any and all claims, losses, damages, costs and expenses of whatsoever nature, including attorneys' fees and costs of litigation arising from or relating to any brokerage commission or finder's fees incurred by Tenant in connection with this Lease. Tenant represents that it is not a licensed real estate broker and no "commission split" or other fee is claimed by the Tenant in conjunction with this Lease.

R. Additional Definitions.

(1) "Tenant's obligations hereunder" and words of like import, as used in this Lease, mean Tenant's duties to pay fixed rent and additional rent falling due hereunder and to perform and observe all the other covenants, agreements, terms, provisions, and conditions of this Lease on the part of Tenant to be performed or observed.

(2) "Landlord" as used herein shall refer to the person, partnership, corporation, or trust hereinabove set forth in that capacity. If such person be designated an agent, Landlord shall also refer to and include the principal. Obligations and duties to be performed by Landlord may be performed by Landlord, its agents, employees, or independent contractors.

(3) Every reference herein to "Landlord's consent" means "prior written consent of the Landlord in each instance."

S. Notice of Damage or Defect. All complaints by a Tenant shall be made in writing to the Landlord. Each Tenant shall give to the Landlord prompt written notice of any damage to or defect in pipes, wires, appliances, or fixtures in or about the premises and of any damage to any part of the premises. No time limits, alleged breaches, or curative actions of the Landlord shall be deemed to have begun, occurred, or be required until and unless such written notice is given by the Tenant. No imputed, constructive, or inferred knowledge shall be ascribed to the Landlord.

T. Rights and Remedies in Event of Nonpayment. Tenant will also pay without notice, except as required under this Lease, without any abatement, deduction, or setoff, as additional rent, all sums, impositions, costs, expenses, and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in case of any nonpayment thereof, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Lease, or by law in the case of nonpayment of Rent.

U. In Any Proceeding or Counterclaim Connected with Lease or Its Termination. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and

Tenant, Tenant's use or occupancy of the premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

V. AGREEMENTS IN WRITING. IT IS UNDERSTOOD THAT THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE AND THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO OR DISPLAYED BY LANDLORD TO TENANT WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND NONE SHALL BE USED TO INTERPRET OR CONSTRUE THIS LEASE. IT IS FURTHER AGREED BY AND BETWEEN THE PARTIES HERETO THAT THERE SHALL BE NO MODIFICATION OR AMENDMENT OF THIS LEASE, EXCEPT AS MAY BE EXECUTED IN WRITING BETWEEN THE PARTIES HERETO. LANDLORD MAKES NO WARRANTY, REPRESENTATION, CONTRACT, AGREEMENT, OR STATEMENT CONCERNING THE USE, OCCUPANCY, OR SUITABILITY OF THE LEASED PREMISES FOR THE USE OF THE LEASED PREMISES AS SET FORTH IN THE FUNDAMENTAL LEASE PROVISIONS, OR WITH RESPECT TO THE CONDITION OF TITLE WITH RESPECT THERETO, OR THE MEANS, MODE, OR MANNER OF CONSTRUCTION OF ANY BUILDINGS OR IMPROVEMENTS, OR THE ADEQUACY OR FITNESS THEREOF FOR ANY USE OR OCCUPANCY, OR THE ACCURACY OR VALIDITY OF ANY STATEMENT, REPRESENTATION, WARRANTY, AGREEMENT, OR DOCUMENT BY ANY OTHER PERSON, PARTY, OR ENTITY, UNLESS EXPRESSLY SET FORTH HEREIN AS AN AGREEMENT OF LANDLORD.

W. Matters in Existence. Tenant agrees that this Lease is, and shall be, subject and subordinate to all matters in existence, whether of record or otherwise, and as now or hereafter modified or amended (provided that the rights of Tenant are not materially adversely affected by such modification or amendment), and further agrees to be bound by and not to violate or cause Landlord to be in violation of any of the provisions of said matters and the provisions contained therein or in any present or future modification or amendment thereof.

X. Law Governing. The law as of the State of Colorado shall govern the validity, performance and enforcement of this Lease.

Y. No Third Party Beneficiary. Tenant agrees and acknowledges that it is not a third party beneficiary to any lease or rental agreement that Landlord has or will enter into with any other Tenant. Landlord may enter into, modify, or amend any lease with any third party and may enforce, waive, modify, or otherwise deal with any third party lease as Landlord desires, and the undersigned Tenant shall have absolutely no claim, setoff, or implied modification of this Lease as a result of Landlord's actions concerning other leases.

Z. Independent Provisions. The provisions and covenants of this Lease are independent clauses and no alleged breach of any provision or covenant by the Landlord shall in any manner permit a withholding of rent or any other sum due or deferral or elimination of any other Tenant obligation.

IN WITNESS WHEREOF each corporate party hereto has caused this Lease to be executed in its name and behalf by its President, or one of its Vice Presidents, and its corporate seal to be affixed and attested by its secretary, or assistant secretary; each individual party hereto has hereunto set his hand and seal; and each partnership party hereto has caused this Lease to be executed in its name and behalf by at least one of its general partners.

LANDLORD: Platt River Drive, LLC

By: Mark Thomas

Date: 7-20-16

TENANT: GrowGeneration Pueblo Corp

By: Darren Lampert, CFO

Date: 7/20/16.

ADDITIONAL PROVISIONS

1. Tenant agrees to comply with and be subject to the Declaration of Covenants, Conditions and Restrictions applicable to the Leased Premises.
2. Landlord makes no representations of suitability for tenants intended use or code compliance. Tenant shall be responsible to obtain any approvals necessary as well as improvements per Town and Fire Department regulations and requirements.
3. Any Electrical upgrades shall be done by Eagle Summit Electric and must be approved by Landlord.
4. Any heating units and fixtures shall be approved by Landlord and paid for by Tenant. No representation is being made as to the availability of natural gas through Colorado Natural Gas. All costs shall be borne by Tenant. No roof penetrations shall be permitted.
5. The space shall not be used for any marijuana sales or growing or any other state or federal illegal activity. Tenant by signature hereon acknowledges their usage is in compliance with this provision.
6. This lease is expressly contingent upon the current tenant in Space #12 vacating and moving to Space #18 within 7 days of execution of this lease.